Exhibit 10.2

OMNIBUS AMENDMENT

This Omnibus Amendment (this “Amendment”), dated as of October 31, 2008, by and between Implant Sciences Corporation, a Massachusetts corporation (the “Company”) and LV Administrative Services, Inc., as administrative and collateral agent (the “Agent”) for each of Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) and Valens Offshore SPV I, Ltd., a Cayman Islands company (“Valens Offshore” and together with Agent, the “Holders” and each, a “Holder”) amends (i) that certain Securities Purchase Agreement, dated as of September 29, 2005, by and between the Company and Laurus (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”) pursuant to which Laurus purchased from Company shares of its Series D Cumulative Convertible Preferred Stock (the “Preferred Stock”) as issued pursuant to that certain Certificate of Vote of Directors Establishing a Class or Series of Stock, $0.10 Par Value Per Share (as amended, restated, modified, and/or supplemented from time to time, the “Certificate of Designations”, together with the Purchase Agreement, Preferred Stock and the other Related Agreements referred to in the Purchase Agreement, the “Documents”), which Preferred Stock was subsequently assigned in full to Valens Offshore, and (ii) the Certificate of Designations.  Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement, Preferred Stock or Certificate of Designations, as applicable.

RECITALS

WHEREAS, on the Mandatory Repayment Date (i.e. October 24, 2008), the Company failed to redeem in full the outstanding shares of Preferred Stock from the Holder pursuant to the terms of the Certificate of Designations and such breach was adequately noticed to the Company and thereafter continued though the applicable cure period for such breach resulting in an Event of Default;

WHEREAS, pursuant to Section 9 of the Certificate of Designations, as a result of the failure by the Company redeem the Preferred Stock on the Mandatory Redemption Date, the Company is instead required to redeem the Preferred Stock at a rate of one hundred thirty (130%) percent of the outstanding Stated Value of the outstanding shares of Preferred Stock at the time of such redemption (the “Redemption Amount”) plus all accrued and unpaid dividends;

WHEREAS, as of the date hereof, the Company has acknowledged that as a result of its failure to redeem the Preferred Stock on the Mandatory Redemption Date, the Redemption Amount has been increased pursuant to the terms of the Preferred Stock to $2,461,267.90 plus all accrued and unpaid dividends; and

WHEREAS, the Company and the Holders have agreed to make certain changes to the Documents in order to permit the Company to redeem the Preferred Stock over time pursuant to the terms set forth below;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Outstanding Obligations.  Company hereby affirms and acknowledges that as of the date hereof the amount necessary to redeem the Preferred Stock in full is $2,461,267.90, together with accrued and unpaid dividends thereon and costs and expenses (collectively, the “Amount”) and (ii) the Amount is a valid obligation of Company and is due and owing without defense, claim, setoff or counterclaim of any kind or nature whatsoever.

2. Amendment to Purchase Agreement  (i) The last two sentences of Section 1 of the Purchase Agreement are hereby amended and restated in its entirety to read as follows:

“The Preferred Stock will have a new Mandatory Redemption Date (as defined in the Preferred Stock) of April 10, 2009.  Collectively, the Preferred Stock and Warrant (as defined in Section 2) and Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrant are referred to as the “Securities”.”

and, (ii) the first sentence of Section 8.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“8.3           Optional Redemption.  The Company will have the option of redeeming any outstanding Stated Value of the Preferred Stock (“Optional Redemption”) by paying to the Purchaser 100% of such amount, together with accrued but unpaid dividends thereon and any and all other sums due, accrued or payable to the Purchaser arising under this Agreement, Certificate of Vote of Directors or any other document delivered herewith (“Redemption Amount”) outstanding on the day notice of redemption (“Notice of Redemption”) is delivered to a Purchaser (“Redemption Date”).

3. Deemed Restatement of Certificate of Designation.  As between the Company and the Holders, (i) Section 10 of Exhibit A to the Certificate of Designations shall be deemed to read in its entirety as follows:

“10.           Mandatory Redemption. The Corporation shall redeem the shares of Series D Preferred Stock, including accrued but unpaid dividends thereon, no later than April 10, 2009 (the “Mandatory Redemption Date”).”

and, (ii) clause (a) of Section 4 of Exhibit A to the Certificate of Designations shall be deemed to read in its entirety as follows:

“(a)           Redemption Payments.  Subject to the terms of this Section 4, on each date set forth in the table below under the heading “Repayment Date” (each,  a “Repayment Date”), the Corporation shall redeem the original Stated Value of the Series D Preferred Stock (to the extent such amount has not been converted pursuant to Section 6 below) by the amount set forth in the table below under the heading “Redemption Amount” (each, a “Monthly Redemption Amount”) together with the dividend accrued to date on such portion of the original Stated Value plus any and all payments due and owing but not previously paid under the Securities Purchase Agreement dated September 30, 2005 between the Corporation and Laurus Master Fund, Ltd. (as amended, modified and/or supplemented from time to time, the “Purchase Agreement”) and the Related Agreements referred to therein (together with the relevant Monthly Redemption Amount, the “Monthly Amount”), in accordance with Section 4(b) below.

Repayment Date	Redemption Amount	Remaining Stated Value
October 31, 2008	$517,984.90	$1,943,283.00
November 28, 2008	$800,000.00	$1,143,283.00
December 19, 2008	$250,000.00	$893,283.00
January 16, 2008	$250,000.00	$643,283.00
February 13, 2008	$250,000.00	$393,283.00
March 13, 2008	$250,000.00	$143,283.00
Mandatory Redemption Date	$143,283.00	$0

4. Partial Stock Payment of October Redemption Amount.  Notwithstanding anything herein or in any other Document to the contrary, with respect to the Monthly Redemption Amount due and payable to the Holder on October 31, 2008 (the “October Redemption Amount”), at the Company’s election and subject to satisfaction of the Conditions (as defined in Exhibit A hereto), up to $267,984.90 of such amount may be paid through the issuance by the Company to the Holder of 929,535 shares of its Common Stock (the “Redemption Stock Payment”).  Holder represents and warrants to the Company that:

(a) Holder is an “Accredited Investor,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(b) Holder is acquiring the shares of Common Stock to be issued pursuant to the Redemption Stock Payment for investment for the account of Holder, and not with a view toward resale or other distribution thereof.  Holder acknowledges that such shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available.  Holder further acknowledges that, until so registered or transferred pursuant to the provisions of Rule 144 under the Securities Act, all certificates evidencing any of such shares will bear a legend, prominently stamped or printed thereon, reading substantially as follows:

These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws.  These securities have been acquired for investment and not with a view to their distribution or resale, and may not be sold, pledged, or otherwise transferred without an effective registration statement for such securities under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company to the effect that such registration is not required.

(c) In agreeing to accept the Redemption Stock Payment, Holder has relied only on statements and information contained in the reports and other documents filed by the Company with the Securities and Exchange Commission (the “SEC Reports”).  No statements, promises, warranties or representations have been made to Holder concerning such shares, the Company, its business or prospects, or other matters, by the Company, the Company’s officers or employees, or any other person or entity, except as set forth herein or in the SEC Reports.

5. Application of Core Systems Sale Proceeds.  The Company hereby covenants and agrees that within two (2) business days of the consummation of the sale of substantially all of the assets and/or equity of C Acquisition Corporation (d/b/a Core Systems), a wholly-owned Subsidiary of the Company, by the Company to any third party, which sale shall require the prior written consent of the Holders, the Company shall redeem the original Stated Value of the Series D Preferred Stock by an amount equal to no less than $800,000.00 (the “Sale Proceeds Redemption Amount”).  The Sale Proceeds Redemption Amount shall first be applied by the Holders to reduce accrued and unpaid dividends under the Preferred Stock and then to reduce the Monthly Redemption Amounts in chronological order of maturity.

6. Lock up.  In consideration of good and valuable consideration, receipt of which is hereby acknowledged, without the prior written consent of the Company, Holder hereby agrees (a) for the period commencing on the date hereof and ending on April 30, 2009 (the “Lock-up Period”), not to sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of, pledge, hypothecate or otherwise transfer, directly or indirectly, any shares constituting the Redemption Stock Payment (the “Stock Payment Shares” and, each a “Stock Payment Share”).  Notwithstanding anything contained herein to the contrary, the foregoing restrictions (a) shall not be applicable and shall have no further force or effect (i) following the occurrence and during the continuance of an Event of Default or (ii) in the event the Company shall effect a reorganization, consolidate with or merge into any other entity or transfer all or substantially all of its properties or assets and (b) shall not apply to transfers in a private transaction including, without limitation, as a bona fide gift or gifts, provided that the transferee thereof agrees to be bound in writing by the restrictions set forth herein.

7. Buy Back Option.  In consideration of good and valuable consideration, receipt of which is hereby acknowledged, solely during the Lock-up Period, the Company may make a single election, upon delivery to the Holder of no less than five (5) business days prior written notice (a “Buy Back Notice”), to purchase from the Holder up to fifty percent (50%) of the Stock Payment Shares issued to Holder by paying to Holder for each such Stock Payment Share a price in cash equal to 110% of volume weighted average price of the Stock Payment Shares as reported by Bloomberg, L.P. on the Principal Market for the fifteen (15) day period immediately preceding (but also  including) the date upon which the Holder receives the Buy Back Notice (the “Buy Back Payment Amount”).  The Buy Back Notice shall be required to include a representation and warranty from the Company that as of the date of delivery of the Buy Back Notice, all material non-public information relating to the Company shall have been publicly disclosed (the “Buy Back Rep”).   In the event of a breach by the Company of the Buy Back Rep, the Holder shall be entitled, but not required, to make within ninety (90) days of its receipt of the original Buy Back Notice, a demand of the Company, and the Company shall immediately upon receipt of such demand, pay to Holder in cash, an amount equal to the remainder of (i) the product of (1) each Stock Payment Share sold to the Company pursuant to the original Buy Back Notice multiplied by (2) 110% of volume weighted average price of the Stock Payment Shares as reported by Bloomberg, L.P. on the Principal Market for the fifteen (15) day period immediately preceding (but also including) any date elected by the Holder within the ninety (90) day period following receipt by the Holder of the original Buy Back Notice, less (ii) the Buy Back Payment Amount to the extent previously paid by the Company to the Holder.  All documentation reasonably deemed necessary by Holder to evidence such purchase by Company under this Section 7 (a “Buy Back”) shall be required to be in form and substance satisfactory to Holder in all respects.  All costs and expenses associated with a Buy Back shall be an obligation of and paid for by the Company.

8. Effectiveness.  The amendments set forth above shall be effective as of October 31, 2008 (the “Amendment Effective Date”) once (i) the Company, the Holders and the Agent shall have executed and the Company shall have delivered to the Agent its counterpart to this Amendment and (ii) the Company shall have paid and/or delivered to the Holder the October Redemption Amount.  Upon the effectiveness of this Amendment, the Event of Default relating to the missed October 24, 2008 Mandatory Redemption Date referred to in the recitals to this Amendment shall be deemed to have been cured; provided that, such cure shall in no way result in a reduction to the amount described in Section 1 above.

9. No Other Changes.  Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Documents, and all of the other related forms, and the terms and provisions of the Documents and other related forms shall remain in full force and effect. From and after the date first written above, all references to the Documents shall be deemed to be references to the Documents as modified hereby.

10. Miscellaenous.  The Company hereby represents and warrants to the Holders that other than as contemplated by this Amendment (i) no Event of Default (as defined in the Purchase Agreement) exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company under the Documents are true, correct and complete, and (iii) on the date hereof, the Company’s covenant requirements have been met under the Documents.

11. Successors; Governing Law; Counterparts.  This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the date first written above.

IMPLANT SCIENCES CORPORATION

By: /s/ Glenn D. Bolduc_____________
Name: Glenn D. Bolduc
Title:   Chief Financial Officer

LAURUS MASTER FUND, LTD.

By: Laurus Capital Management, LLC, its investment manager

By: /s/ Patrick Regan_______________
Name:  Patrick Regan
Title:  Authorized Signatory

VALENS OFFSHORE SPV I, LTD.
By: Valens Capital Management, LLC, its investment manager

By: /s/ Patrick Regan_______________
Name:  Patrick Regan
Title: Authorized Signatory

LV ADMINISTRATIVE SERVICES,
INC. as Agent
By: Laurus Capital Management, LLC, its investment manager

By: /s/ Patrick Regan_______________
Name:  Patrick Regan
Title: Authorized Signatory

EXHIBIT A

Section 1.     For purposes of this Amendment, “Conditions” shall mean as of the date of the Redemption Stock Payment in shares of Common Stock (each, a “Payment Date”): (i) no Event of Default (other than the Existing Defaults) shall exist and be continuing under the Documents; (ii) all representations, warranties and covenants made by the Company in connection with the Documents shall be true, correct and complete as of the date of such payment; (iii) all representations, warranties and covenants set forth in Section 2 below shall be true, correct and complete as of such date of payment, (iv) the Company agrees to cooperate with the Holders in connection with all resales pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and provide legal opinions necessary to allow such resales and (v) the issuance of such Common Stock to the Holders will not result in beneficial ownership by the Holders and their Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock of the Parent.  As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.   For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder.  For any reason at any time, upon written or oral request of any Holder, the Company shall within one (1) business day confirm orally and in writing to such Holder the number of shares of Common Stock outstanding as of any given date.

Section 2.    The Company hereby represents, warrants and agrees as of the date hereof and, if a different date, on each Payment Date, that:

1.
The Company has full power and authority to enter into and to consummate this Amendment and to issue the Payment Shares in accordance with the terms hereof.  The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby (the “Transactions”), including, without limitation, the issuance of the Payment Shares have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Amendment has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and is enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies. The Payment Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Payment Shares shall be fully paid and nonassessable with the Holders being entitled to all rights accorded to a holder of common stock of the Company and shall be freely tradeable subject to applicable securities regulation.  The issuance by the Company of the Payment Shares is exempt from registration under the Securities Act of 1933, as amended.

2.
The execution, delivery and performance by the Company of this Amendment and consummation by the Company of the Transactions evidenced by this Amendment do not and will not: (i) violate the organizational documents of the Company; (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Company; (iii) violate any provision of any federal or state statute, rule or regulation which is, to the Company’s knowledge, applicable to the Company; (iv) violate any provision of any securities exchange on which the Common Stock of the Company is then listed or (iv) violate any contract to which the Company is a party or by which the Company or any of their assets or properties are bound.  No consent or approval of, or filing with, any governmental authority, regulatory authority, securities exchange or other person or entity not a party hereto is required for the execution, delivery and performance by the Company of this Amendment or the consummation of the Transactions.

3.
 The Company acknowledges and agrees that no Holder is (i) an officer or director of any Company (ii) an "affiliate" of any Company (as defined in Rule 144) or (iii) to the knowledge of any Company, a "beneficial owner" of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

4.	The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Amendment or the Transaction.